                                EXHIBIT 10.51

                       TRUST UNDER THE ROPAK CORPORATION
                      SUPPLEMENTAL EMPLOYEE BENEFITS PLAN


         This Agreement made this 1st day of December, 1994 by and between Ropak Corporation ("Company") and Wells Fargo Bank ("Trustee");

         (a) WHEREAS, Company has adopted the nonqualified deferred compensation Plan(s) attached hereto, in effect from time to time, as Exhibit A.

         (b) WHEREAS, Company has incurred or expects to incur liability under the terms of such Plan(s) with respect to the individuals participating in such Plan (s).

         (c) WHEREAS, Company wishes to establish a trust (herein-after called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan(s);

         (d) WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan (s) as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

         (e) WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan(s);

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be composed, held and disposed of as follows:

         Section 1.       Establishment Of Trust

         (a) Company hereby deposits with Trustee in trust the assets identified on Exhibit B, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in the Trust Agreement.

         (b)     The Trust hereby established shall be irrevocable.

         (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part 1, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

         (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, and any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan(s) and this Trust Agreement shall be mere unsecured contractual rights of Plan Participants and their beneficiaries against the company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined under Section 3(a) herein.

         (e) The Company shall irrevocably deposit in the Trust an additional five hundred thousand dollars ($500,000.00).

         Section 2.       Payments to Plan Participants and Their Beneficiaries.

         (a) The Trustee shall at all times maintain, as an exhibit to this Agreement, the current official copy of the Plan, including the Supplemental Employee Benefits Schedule. Attached hereto as Exhibit C is a schedule ("Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her Beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided) for or available under the Plan(s)), and the time of commencement for payment of such amounts. Except as otherwise provided herein Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan(s) and shall pay amounts withheld to the appropriate taxing authorities or detemine that such amounts have been reported, withheld and paid by Company. In the event Company determines that any participant's entitlement to benefits shall have been forfeited or adversely modified in any manner from that set forth in the plan and the Payment Schedule, the Company shall give the Trustee and the participant written notice within thirty (30) days following the event believed by the Company to have resulted in such forfeiture or change. The participant thereupon may utilize the claim review procedures available under the plan. If timely notice is not given of such forfeiture or change, unless such notice is waived by the participant, such forfeiture or change shall not become effective.

         (b) Company may make payment of benefits directly to the Plan participants or their beneficiaries as they become due under the terms of the Plan(s). Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan(s), Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

         Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiary when Company is Insolvent

         (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (b) At all times during the continuance of the Trust, as provided in Section 1 (d) hereof, the principal and income of the Trust shall be subject to the claims of general creditors of Company under federal and state law as set forth below.

                 (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

                 (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

                 (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights as general creditors of the Company with respect to benefits due under the Plan(s) or otherwise.

                 (4) Trustee shall resume the payment of benefits to Plan Participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

         (c) Provided that there are sufficient assets, if trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan(s) for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

         Section 4.       Payments to Company

         (a) Except as provided in Section 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan(s).

         Section 5.       Investment Authority

         (a) The Trustee shall have full authority and responsibility to invest and reinvest assets of the Plan excluding the life insurance policies identified in Exhibit B. In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest witn Plan participants.

         Section 6.       Disposition of Income.

         (a) During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

         Section 7.       Accounting by Trustee.

         (a) Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within thirty (30) days following the close of each calendar year and within thirty days (30) after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

         Section 8.       Responsibility of Trustee.

         (a) Trustee shall act with care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity, with the terms of the Plan(s) or this Trust and is given in writing by the Company. In the event of a dispute between Company and party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. if Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

         (c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

         (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations.

         (e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

         (f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

         Section 9.       Compensation and Expenses of Trustee.

         (a) Company shall pay all administrative and Trustee's fees and expenses. If Company does not pay such costs, expenses and liabilities within ninety (90) days, Trustee may obtain payment from the Trust.

         Section 10.      Resignation and Removal of Trustee.

         (a) Trustee may resign at any given time by written notice to Company, which shall be effective sixty (60) days after receipt of such notice unless Company and Trustee agree otherwise.

         (b) Trustee may be removed by Company oh sixty (60) days notice or upon shorter notice accepted by Trustee.

         (c) Upon a change of control, as defined herein, Trustee may not be removed by Company for twenty-four (24) full calendar months following the month in which occurs such a Change in Control.

         (d) If Trustee resigns or is removed within twenty-four (24) months of a Change of Control, as defined herein, Trustee shall select a successor Trustee in accordance with the provisions of section 11 (b) hereof prior to the effective date of Trustee's resignation or removal.

         (e) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within sixty (60) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

         (f) If Trustee resigns or is removed, a successor shall be appointed, in accordance with section 11 hereof, by the effective date or resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

         Section 11.      Appointment of Successor

         (a) If Trustee resigns (or is removed) in accordance with Section 10(a) or (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

         (b)     If Trustee resigns or is removed pursuant to the provisions of
Section 10-(d) hereof and selects a successor Trustee, Trustee may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under state law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including, ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

         (c) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

         Section 12.      Amendment or Termination

         (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan(s) or shall make the Trust revocable after it has become irrevocable in accordance with Section 1 (b) hereof.

         (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan(s). Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

         (c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan(s), Company may terminate this Trust prior to the time all benefit payments under the Plan(s) have been made. All assets in the Trust at termination shall be returned to the Company.

         (d) This Trust Agreement may not be amended by Company or its successor with respect to any participant (without such participant's consent) following a Change in Control, as defined herein.

         Section 13.      Miscellaneous.

         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of California to the extent not governed by federal law.

         (d) For purposes of this Trust, Change of Control shall mean the purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of Company immediately prior to such reorganization, merger or consolidation do not immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of Company or of the sale of all or substantially all of Company's assets.

         (e) The Trustee shall act with care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character with like aims. However, the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request, or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         If the trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses, and liabilities (including without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses, and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

         Section 14.      Effective Date.

The effective date of this Trust Agreement shall be December 1, 1994

Dated: January 11, 1995                TRUSTEE

                                       By:  /s/ JOEL E. BRICK
                                           ------------------------
                                                Joel E. Brick
                                           Assistant Vice President

                                        By:  /s/ VICKI M. BANDEL
                                            -------------------------

                                        COMPANY

                                        By:  /s/ GARY MONTGOMERY
                                            -------------------------

                                        By:  /s/ RONALD CAMERON
                                            -------------------------